UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 14, 2018
VMWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)
Registrant’s telephone number, including area code: (650) 427-5000
N/A
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Compensatory arrangement with named executive officers
On September 14, 2018, the Compensation and Corporate Governance Committee (the “Committee”) of the Board of Directors of VMware, Inc. approved an executive severance plan (the “Severance Plan”) covering VMware executives designated by the Committee. The Plan provides severance benefits for participants who are involuntarily terminated without “cause” or who terminate employment for “good reason.”
Upon a qualifying termination under the Severance Plan, each participant is eligible to receive a lump sum payment equal to the sum of (x) the participant’s annual base salary, (y) the participant’s target annual bonus and (z) an annual health insurance premium amount. Participants are also eligible to vest in the portion of the participant’s then-outstanding and unvested stock awards scheduled to vest in the twelve months following the participant’s termination date and in performance stock unit awards to the extent that performance periods have been completed prior to the participant’s termination.
The annual health insurance premium amount equals the annual cost required to obtain continuation coverage for the participant and his or her covered dependents. Participants are required to execute a release in favor of VMware in exchange for receiving Severance Plan benefits.   The Severance Plan enables participants to receive severance benefits relating to involuntary terminations under circumstances for which the Company’s Change in Control Severance Plan adopted on February 25, 2015 (the “CIC Plan”) does not apply. In situations where the CIC Plan provides severance, no severance will be payable under the Severance Plan.
Each of the Company’s executive officers are designated as participants in the Severance Plan.
The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by the full text of the Plan, a copy of which is filed as Exhibit 99.1 and incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits
    99.1   Executive Severance Plan, adopted September 14, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 18, 2018

VMware, Inc.

By:	/s/ Craig Norris
Craig Norris
Vice President, Deputy General Counsel and Assistant Secretary